EXHIBIT 3.(i).2

                        FILED
              IN THE OFFICE OF THE
SECRETARY OF STATE OF THE STATE
            STATE OF NEVADA
                          [stamp]

                  CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                             (After Issuance of Stock)               Filed By:

MAR 24 1998                     NOVA ENTERPRISES, INC.
No. C 3312-97                       Name of Corporation
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE
            [stamp]

     We the undersigned Dale B. Finfrock, Jr., President and Assistant Secretary of NOVA ENTERPRISES, INC.

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on March 24, 1998, adopted a resolution to amend the original articles as follows:

Article 1    is hereby amended to read as follows:


1.   The name of this Corporation is : IPVoice Communications, Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,400,000: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                           /s/ Dale B. Finfrock
                                           President or Vice President

                                           /s/ Dale B. Finfrock
                                           Secretary or Assistant Secretary

         State of   FLORIDA  )
                             ) ss.
         County of  DADE     )

On March , personally appeared before me, a Notary Public, Dale B. Finfrock , who acknowledged that they executed the above instrument.

 LUIS A. URIARTE                                  /s/ Luis Uriarte
 COMMISSION # CC(illegible)                  --------------------------
 EXPIRES SEP 02, 2000                           Signature of Notary
 BONDED THROUGH
 ATLANTIC BONDING CO., INC.
 [Notary Stamp or Seal]